Exhibit 5.1
November 20, 2009
Piedmont Natural Gas Company, Inc.
4720 Piedmont Row Drive
Charlotte, NC 28210

Re:	Registration Statement on Form S-3 Relating to 2,750,000 Shares of common stock Reserved for Issuance under the Piedmont Natural Gas Dividend Reinvestment and Stock Purchase Plan
Ladies and Gentlemen:
          We have acted as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) by the Company, of 2,750,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “common stock”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.
          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.
          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of statements contained in the Registration Statement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.
          To the extent it may be relevant to the opinion expressed below, we have assumed that the Company will have sufficient authorized but unissued and unreserved shares of common stock on the date of any issuance of the Shares.
          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
          1. the Shares are duly authorized and, when issued and sold in accordance with the terms and conditions set forth in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.
          The opinions set forth in numbered paragraph 1 above are subject to the following:
          (A) bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

          (B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and
          (C) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person or affecting creditors’ rights and remedies generally.
          The opinions contained in this letter are limited to the matters expressly stated in paragraph 1 above and no opinion is implied or may be inferred beyond the matters expressly stated therein. The opinions expressed herein are limited to the laws of the State of North Carolina and the federal law of the United States, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are given as of the date of this letter, and we expressly disclaim any obligation to advise you of any change of law or fact that may occur or of which we may become aware after the date of this letter.
          We understand that we may be referred to as counsel who has passed upon the validity of the Shares on behalf of the Company, in the Prospectus, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares (other than North Carolina).
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose.
Very truly yours,
MOORE & VAN ALLEN PLLC
/s/ Moore & Van Allen PLLC